INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I hereby consent to the use in this Registration Statement on Form S-1 of our audit report dated January 7, 2015 of Gvura Corp. for the period ending November 30, 2014,

which appears in such Registration Statement.

I also consent to the references to me under the headings "Expert" and "Selected

Financial Data" in such Registration Statement.

Dated:  April 29, 2015

________________________________

David Lee Hillary, Jr.

5797 East 169th Street, Suite 100

Noblesville, IN 46062

317-222-1416

5797 East 169th Street Noblesville, IN 46062

317‐222‐1416    www.HillaryCPAgroup.com